Exhibit 10
Compensatory Arrangements with Directors
The amount of the annual cash retainer, committee chair cash retainers and restricted stock grants for our non-employee directors for the current year are set forth in the table below.

		Annual	Committee Chair	Annual Equity
Name	Chair Position	Retainer	Retainer	Grant(1)
Noel Posternak	Chairman of the Board, Nominating & Corporate Governance Committee	$125,000		19,776 shares

Oscar B. Marx, III	Audit Committee	$35,000	$10,000	13,175 shares

Robert Goldman	Compensation Committee	$35,000	$10,000	13,175 shares

Michael Porter	Corporate Development Committee	$35,000	$5,000	9,888 shares

Donald Grierson		$35,000		9,888 shares

Joseph O’Donnell		$35,000		9,888 shares

(1)	The restrictions on the shares lapse as to substantially one-third of such shares on each of March 7, 2008, March 7, 2009 and March 7, 2010, pursuant to our 2000 Equity Incentive Plan.